Exhibit 99.1

FOR IMMEDIATE RELEASE

PLEASE CONTACT:

Chad L. Stephens

405.948.1560

Website: www.phxmin.com

PHX MINERALS INC.

REPORTS FOURTH QUARTER AND FISCAL 2020 RESULTS AND ANNOUNCES DIVIDEND PAYMENT

OKLAHOMA CITY, Dec. 10, 2020 – PHX MINERALS INC., “PHX” or the “Company,” (NYSE: PHX), today reported financial and operating results for the fourth quarter and fiscal year ended Sept. 30, 2020.

Chad L. Stephens, President and CEO, commented, “In many respects, the COVID-19 pandemic impacted the energy industry harder than any other major sector of the U.S. economy in 2020. While natural gas and oil prices have rebounded recently, 2020 saw some of the largest price declines in decades causing producers to quickly shut-in production, slash capital investments and significantly reduce overhead including workforce reductions.

“Despite the impact of the pandemic, we have made significant progress throughout this year on the strategy we laid out in January to focus solely on minerals, high grade the asset base and maintain a flexible balance sheet. We are pleased to see our sequential quarter financial performance improve materially. For the full fiscal year, we have paid down our debt through operating cash flow by $6.7 million, or roughly 20%; controlled cash expenses, which are down approximately $4 million, or 19%; reaffirmed our bank borrowing base; closed on an acquisition for total consideration of $9.3 million and executed a common equity offering of 5.75 million shares to fund additional acquisitions. Since the Sept. 30, 2020, fiscal year end, we have also closed on or entered into a purchase and sales agreement to acquire additional minerals in the SCOOP and Haynesville plays for total cash consideration of $7.3 million. Additionally, we changed our name and logo to better align ourselves with our core strategy. When looking toward the horizon, we estimate we will have completely eliminated our debt within four years, using operating cash flows at current strip prices. The hedges we have in place protect operating cash flows and allow us to weather the volatility in the market. As we pay down debt, our financial position will get stronger and allow us to allocate more capital to our core growth strategy of making value accretive mineral acquisitions. We also believe that the current sector dislocation will provide us with additional opportunities to use our public company platform to be an active minerals consolidator over the next few years.”

HIGHLIGHTS FOR THE PERIODS ENDED SEPT. 30, 2020 AND SUBSEQUENT EVENTS

•	Production volumes for the fourth fiscal quarter of 2020 were 2,038 Mmcfe, up from 1,904 Mmcfe in the third fiscal quarter of 2020 and down from 2,555 Mmcfe in the fourth fiscal quarter of 2019.
•	Production volumes for the full fiscal year 2020 were 8,593 Mmcfe, down from 10,359 Mmcfe in the full fiscal year 2019.
•

Recorded a net loss in fiscal 2020 of $24.0 million or $1.41 per share, as compared to net loss of $40.7 million or $2.43 per share in fiscal 2019. Net loss in both years was primarily due to non-cash impairments. Adjusted pre-tax net income(1) in fiscal 2020 was $0.9 million or $0.05 per share, as compared to $16.7 million or $1.00 per share in fiscal 2019.

•

Adjusted EBITDA(1) for the fourth fiscal quarter of 2020 was $2.7 million, up from $1.2 million in the third fiscal quarter of 2020 and down from $9.5 million in the fourth fiscal quarter of 2019. This includes gain on sale of assets in the 2020 and 2019 fiscal fourth quarters of $0.7 million and $5.9 million, respectively.

•

Adjusted EBITDA(1) for the full fiscal year 2020 was $13.5 million, down from $36.9 million in the full fiscal year 2019. This includes gain on sale of assets in 2020 and 2019 of $4.0 million and $19.0 million, respectively.

•	Reduced debt 19% from $35.4 million as of Sept. 30, 2019, to $28.8 million, as of Sept. 30, 2020. Debt has been further reduced to $27.3 million as of Dec. 1, 2020.
•	Debt to adjusted EBITDA (TTM) ratio was 2.14x at Sept. 30, 2020.
•

On Oct. 8, 2020, the Company closed on the purchase of 297 net royalty acres in Grady County, Okla., and 257 net mineral acres and 12 net royalty acres in Harrison, Panola and Nacogdoches Counties, Texas, for a purchase price of $5.5 million and 153,375 shares of PHX common stock.

•	On Nov. 12, 2020, the Company closed on the purchase of 134 net mineral acres in San Augustine County, Texas, for a purchase price of $750,000.
•

On Dec. 4, 2020, the Company signed a purchase and sale agreement to purchase an additional 87 net mineral acres in San Augustine County, Texas, for a purchase price of $1 million, subject to customary closing adjustments. The Company expects this acquisition to close in the first fiscal quarter of 2021.

PHX Minerals Inc.

Reports Fourth Quarter and Fiscal 2020 Results …cont.

•	On Dec. 4, 2020, the Company entered into an Eighth Amendment to the Credit Facility, which reaffirmed the Company’s borrowing base.
•	Approved a payment of a one cent per share dividend payable on March 5, 2021, to stockholders of record on Feb. 19, 2021.
(1)	This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

OPERATING HIGHLIGHTS

	Fourth Quarter Ended	Fourth Quarter Ended	Year Ended	Year Ended
	Sept. 30, 2020	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019
Mcfe Sold	2,037,779	2,555,085	8,593,153	10,359,509
Average Sales Price per Mcfe	$2.47	$3.21	$2.72	$3.80
Gas Mcf Sold	1,423,602	1,786,167	5,962,705	7,086,761
Average Sales Price per Mcf	$1.68	$1.90	$1.72	$2.48
Oil Barrels Sold	55,626	75,934	269,785	329,199
Average Sales Price per Barrel	$37.80	$55.28	$41.47	$55.07
NGL Barrels Sold	46,737	52,219	168,623	216,259
Average Sales Price per Barrel	$11.84	$11.50	$11.42	$17.10

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PHX Minerals Inc.

Reports Fourth Quarter and Fiscal 2020 Results …cont.

FINANCIAL HIGHLIGHTS

	Fourth Quarter Ended	Fourth Quarter Ended	Year Ended	Year Ended
	Sept. 30, 2020	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019
Working Interest Sales	$2,937,807	$5,253,699	$12,914,080	$25,418,411
Royalty Interest Sales	$2,103,179	$2,941,962	$10,455,923	$13,991,625
Natural Gas, Oil and NGL Sales	$5,040,986	$8,195,661	$23,370,003	$39,410,036

Lease Bonuses and Rental Income	$118,174	$594,700	$690,961	$1,547,078
Total Revenue	$4,372,618	$15,728,084	$28,965,819	$66,035,685

LOE per Mcfe	$0.48	$0.69	$0.56	$0.62
Transportation, Gathering and Marketing per Mcfe	$0.55	$0.58	$0.56	$0.59
Production Tax per Mcfe	$0.09	$0.13	$0.12	$0.18
G&A Expense per Mcfe	$0.84	$1.05	$0.93	$0.83
Interest Expense per Mcfe	$0.16	$0.17	$0.15	$0.19
DD&A per Mcfe	$1.24	$2.50	$1.32	$1.76
Total Expense per Mcfe	$3.36	$5.12	$3.64	$4.17

Impairment	$-	$76,824,337	$29,904,528	$76,824,337
Net Income	$(1,834,122)	$(56,153,780)	$(23,952,037)	$(40,744,938)
Adj. Pre-Tax Net Income (Loss) (1)	$(125,024)	$2,650,922	$865,282	$16,690,239
Adjusted EBITDA (1)	$2,723,331	$9,470,758	$13,465,853	$36,882,611

Cash Flow from Operations	$1,280,555	$6,672,733	$11,106,295	$21,005,684
CapEx - Drilling & Completing	$206,968	$176,367	$403,136	$3,526,007
CapEx - Mineral Acquisitions	$15,766	$542,403	$10,288,250	$5,662,869

Borrowing Base			$31,000,000	$70,000,000
Debt			$28,750,000	$35,425,000
Debt/Adjusted EBITDA (TTM) (1)			2.14	0.96
(1)	This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

FOURTH QUARTER 2020 RESULTS

Natural gas, oil and NGL revenue decreased 38% in the 2020 quarter as production decreased 20% and product prices decreased 23%, relative to the 2019 quarter. The 2020 quarter included a $1.5 million loss on derivative contracts as compared to a $1.1 million gain for the 2019 quarter.

Total production decreased 20% in the 2020 quarter, as compared to the 2019 quarter. Total production decreased due to naturally declining production in the Eagle Ford, Arkoma Stack, STACK and, to a lesser extent, the Fayetteville, production downtime in high interest wells in the Arkoma Stack, postponement of workovers due to prevailing economic conditions in high interest wells in the Eagle Ford, and asset sales in 2019 and 2020 in the Permian Basin in Texas and New Mexico.  These decreases were slightly offset by a ten-well drilling program in the Bakken that came online in November 2019 and mineral acquisitions of Bakken and STACK producing properties in late 2019.

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PHX Minerals Inc.

Reports Fourth Quarter and Fiscal 2020 Results …cont.

In the fourth quarter of 2020, the Company sold open and non-producing net mineral acres in northwest Oklahoma for a gain of $717,640. In the fourth quarter of 2019, the Company sold working interests in Martin County, Texas, and mineral acreage in Reagan, Upton, Loving, Martin, Ward and Reeves Counties, Texas, for a gain of $5,858,701.

The 34% decrease in total cost per Mcfe in the 2020 quarter, relative to the 2019 quarter, was primarily driven by a decrease in DD&A. DD&A decreased $3,855,882, or 60%, in the 2020 quarter to $1.24 per Mcfe, as compared to $2.50 per Mcfe in the 2019 quarter. Of the decrease, $1,293,263 was a result of production decreasing 20% in the 2020 quarter. Also, DD&A decreased $2,562,619 as a result of a $1.26 decrease in the DD&A rate per Mcfe (due to impairments taken at the end of fiscal 2019 and the 2020 second quarter), which lowered the basis of the assets. The rate decrease was partially offset by lower natural gas, oil and NGL prices utilized in the reserve calculations during the 2020 quarter, as compared to the 2019 quarter, shortening the economic life of wells.

No impairment charge was recorded during the 2020 quarter. In the fourth quarter of 2019, impairment was $76,824,337, of which $76,560,376 was recorded on the Eagle Ford assets. The remaining $263,961 of impairment was taken on various other assets. The impairment on the Eagle Ford assets was triggered by the Company making the strategic decision to cease participating with a working interest on its mineral and leasehold acreage going forward and, therefore, removing all working interest PUDs from the reserve reports. The removal of the PUDs caused the Eagle Ford assets to fail the step one test for impairment, as its undiscounted cash flows were not high enough to cover the book basis of the assets. These assets were written down to their fair market value as required by GAAP.

The Company’s net income (loss) changed from net loss of $56.2 million in the 2019 quarter to a net loss of $1.8 million in the 2020 quarter. The change was primarily due to the non-cash impairment (as noted above) in 2019, as well as lower expenses in 2020, partially offset by lower gain on asset sales and loss on derivative contracts in 2020. Adjusted pretax net income(1) was $2.7 million in the 2019 quarter, as compared to $0.1 million adjusted pretax net loss(1) in the 2020 quarter.

(1)	This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

FISCAL YEAR 2020 RESULTS

Natural gas, oil and NGL revenue decreased 41% in 2020 as production decreased 17% and product prices decreased 28%, relative to 2019. Fiscal 2020 total revenues included a $4.0 million gain on asset sales and also included a $0.9 million gain on derivative contracts, as compared to a $19.0 million gain on asset sales and $6.1 million gain on derivative contracts for 2019.

Total production decreased 17% in 2020, as compared to 2019. This decrease for 2020 was due to factors consistent with those discussed above. The Company also elected not to participate with a working interest in any wells proposed on its mineral acreage during 2020 or 2019.

In 2020, the Company sold 530 net mineral acres in Eddy County, N.M., for a gain on sales of $3.3 million. The Company also sold 5,925 open and non-producing net mineral acres in northwest Oklahoma for a net gain on sales of $0.7 million. In 2019, the Company sold 975 net mineral and royalty acres for a net gain on sales of $18.7 million.

The 13% decrease in total cost per Mcfe in 2020, relative to 2019, was primarily driven by a decrease in DD&A as noted above.

The Company’s net loss changed from net loss of $40.7 million in 2019 to a net loss of $24.0 million in 2020. The majority of the loss in 2019 and 2020 was due to the non-cash impairments. In 2020, net loss was also driven by lower natural gas, oil and NGL sales due to lower commodity prices and decreased production.

During the year, the Company paid down $6.7 million of debt under the Company’s credit facility.

OPERATIONS UPDATE

At Nov. 20, 2020, the Company had a total of 115 gross wells (0.51 net wells) in progress across its mineral positions and 107 gross active permitted wells. As of Nov. 20, 2020, there were four rigs operating on the Company’s acreage and 32 rigs operating within 2.5 miles of its acreage.

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PHX Minerals Inc.

Reports Fourth Quarter and Fiscal 2020 Results …cont.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Permian	Fayetteville	Haynesville	Other	Total
As of 11/20/20:
Gross Wells in Progress on PHX Acreage	46	31	5	1	4	-	21	7	115
Net Wells in Progress on PHX Acreage	0.09	0.16	-	-	0.14	-	0.05	0.07	0.51
Gross Active Permits on PHX Acreage	31	22	25	10	-	-	1	18	107
As of 11/20/20:
Rigs Present on PHX Acreage	4	-	-	-	-	-	-	-	4
Rigs Within 2.5 Miles of PHX Acreage	10	2	4	-	4	-	7	5	32

Leasing Activity

During the fourth quarter of fiscal 2020, the Company leased 205 net mineral acres for an average bonus payment of $583 and an average royalty of 23%.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Permian	Fayetteville	Haynesville	Other	Total
During Three Months Ended 9/30/20:
Net Mineral Acres Leased	52	14	-	-	139	-	-	-	205
Average Bonus per Net Mineral Acre	$125	$2,500	-	-	$1,063	-	-	-	$583
Average Royalty per Net Mineral Acre	23%	13%	-	-	25%	-	-	-	23%

ACQUISITION AND DIVESTITURE UPDATE

During the fourth quarter of fiscal 2020, the Company sold 5,925 predominantly open and non-producing net mineral acres at an average price of $134 per acre and did not purchase any net mineral acres.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Permian	Fayetteville	Haynesville	Other	Total
During Three Months Ended 9/30/20:
Net Mineral Acres Purchased	-	-	-	-	-	-	-	-	-
Price per Net Mineral Acre	-	-	-	-	-	-	-	-	-
Net Mineral/Royalty Acres Sold	-	363	-	-	-	-	-	5,562	5,925
Price per Net Mineral/Royalty Acre	-	$134	-	-	-	-	-	$134	$134

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PHX Minerals Inc.

Reports Fourth Quarter and Fiscal 2020 Results …cont.

RESERVES UPDATE

At Sept. 30, 2020, proved reserves were 57.7 Bcfe, as calculated by DeGolyer and MacNaughton, the Company’s independent consulting petroleum engineering firm. This was a 46% decrease, compared to the 106.4 Bcfe of proved reserves at Sept. 30, 2019. Total proved developed reserves decreased 39% to 54.6 Bcfe, as compared to Sept. 30, 2019, reserve volumes, mainly due to 2020 production and pricing and performance revisions. The pricing revisions were due to wells reaching their economic limits earlier than projected in 2019. The performance revisions were principally due to lower performance of the Company’s high-interest Woodford natural gas wells in the STACK and Arkoma Stack in Oklahoma and, to a lesser extent, lower performance of the Eagle Ford Shale oil properties in southern Texas. Total proved undeveloped reserves decreased 14.0 Bcfe principally due to the impact of COVID-19 and reduced pricing leading to an unprecedented decrease in operator activity in 2020 and a decision to remove PUD locations not permitted, in progress, or drilled and uncompleted (DUC). SEC prices used for the Sept. 30, 2020, report averaged $1.62 per Mcf for natural gas, $40.18 per barrel for oil and $9.95 per barrel for NGL, compared to $2.48 per Mcf for natural gas, $54.40 per barrel for oil and $19.30 per barrel for NGL for the Sept. 30, 2019, report. These prices reflect net prices received at the wellhead.

BORROWING BASE

On Dec. 4, 2020, the Company entered into an Eighth Amendment to the Credit Facility. The borrowing base after Quarterly Reduction Commitments was reaffirmed at $30.0 million. This amendment favorably reduced the Quarterly Commitment Reductions from $1,000,000 to $600,000. Additionally, the consolidated cash balance in the anti-cash hoarding provision was reduced from $2,000,000 to $1,000,000 and the debt to EBITDA ratio was reduced from 4.0:1.00 to 3.50:1.00.

FOURTH QUARTER EARNINGS CALL

PHX will host a conference call to discuss fourth quarter results at 5:00 p.m. EST on Dec. 10, 2020. Management’s discussion will be followed by a question and answer session with investors. To participate on the conference call, please dial 844-369-8770 (domestic) or 862-298-0840 (international). A replay of the call will be available for seven days after the call. The number to access the replay of the conference call is 877-481-4010 and the PIN for the replay is 38618.

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PHX Minerals Inc.

Reports Fourth Quarter and Fiscal 2020 Results …cont.

FINANCIALS

Statements of Operations

	Three Months Ended Sept. 30,		Year Ended Sept. 30,
	2020	2019	2020	2019
Revenues:
Natural gas, oil and NGL sales	$5,040,986	$8,195,661	$23,370,003	$39,410,036
Lease bonuses and rental income	118,174	594,700	690,961	1,547,078
Gains (losses) on derivative contracts	(1,507,982)	1,079,022	907,419	6,105,145
Gain on asset sales	721,440	5,858,701	3,997,436	18,973,426
	4,372,618	15,728,084	28,965,819	66,035,685
Costs and expenses:
Lease operating expenses	969,723	1,758,772	4,841,541	6,398,522
Transportation, gathering and marketing	1,116,587	1,487,945	4,812,869	6,089,903
Production taxes	187,628	337,598	1,022,912	1,902,636
Depreciation, depletion and amortization	2,519,996	6,375,878	11,313,783	18,196,583
Provision for impairment	-	76,824,337	29,904,528	76,824,337
Interest expense	328,359	443,958	1,286,788	1,995,789
General and administrative	1,718,422	2,683,811	8,024,901	8,565,243
Loss on asset sales and other expense (income)	44,085	206,565	(466)	288,610
	6,884,800	90,118,864	61,206,856	120,261,623
Income (loss) before provision (benefit) for income taxes	(2,512,182)	(74,390,780)	(32,241,037)	(54,225,938)

Provision (benefit) for income taxes	(678,060)	(18,237,000)	(8,289,000)	(13,481,000)

Net income (loss)	$(1,834,122)	$(56,153,780)	$(23,952,037)	$(40,744,938)

Basic and diluted earnings (loss) per common share	$(0.07)	$(3.35)	$(1.41)	$(2.43)

Basic and diluted weighted average shares outstanding:
Common shares	18,289,502	16,362,493	16,856,792	16,575,160
Unissued, directors' deferred compensation shares	147,341	175,463	154,142	168,586
	18,436,843	16,537,956	17,010,934	16,743,746

Dividends declared per share of
common stock and paid in period	$0.01	$0.04	$0.10	$0.16

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PHX Minerals Inc.

Reports Fourth Quarter and Fiscal 2020 Results …cont.

Balance Sheets

	Sept. 30, 2020	Sept. 30, 2019
Assets
Current assets:
Cash and cash equivalents	$10,690,395	$6,160,691
Natural gas, oil and NGL sales receivables (net of	2,943,220	4,377,646
allowance for uncollectable accounts)
Refundable income taxes	3,805,227	1,505,442
Derivative contracts, net	-	2,256,639
Other	351,088	177,037
Total current assets	17,789,930	14,477,455

Properties and equipment, at cost, based on
successful efforts accounting:
Producing natural gas and oil properties	324,886,491	354,718,398
Non-producing natural gas and oil properties	18,993,814	14,599,023
Other	582,444	717,121
	344,462,749	370,034,542
Less accumulated depreciation, depletion and amortization	(263,590,801)	(258,607,521)
Net properties and equipment	80,871,948	111,427,021

Investments	79,308	205,076
Derivative contracts, net	-	237,505
Operating lease right-of-use assets	690,316	-
Other, net	590,333	297,890
Total assets	$100,021,835	$126,644,947

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$997,637	$665,160
Derivative contracts, net	281,942	-
Current portion of operating lease liability	127,108	-
Accrued liabilities and other	1,297,363	2,433,466
Short-term debt	1,750,000	-
Total current liabilities	4,454,050	3,098,626

Long-term debt	27,000,000	35,425,000
Deferred income taxes	1,329,007	5,976,007
Asset retirement obligations	2,897,522	2,835,781
Derivative contracts, net	425,705	-
Operating lease liability, net of current portion	921,625	-

Stockholders' equity:
Class A voting common stock, $0.01666 par value; 24,000,500 shares authorized;
22,647,306 issued at Sept. 30, 2020, and Class A voting common stock, $0.01666 par
value; 24,000,000 shares authorized; 16,897,306 issued at Sept. 30, 2019	377,304	281,509
Capital in excess of par value	10,649,611	2,967,984
Deferred directors' compensation	1,874,007	2,555,781
Retained earnings	56,244,100	81,848,301
	69,145,022	87,653,575
Less treasury stock, at cost; 411,487 shares at Sept. 30, 2020; 558,051 shares
at Sept. 30, 2019	(6,151,096)	(8,344,042)
Total stockholders' equity	62,993,926	79,309,533
Total liabilities and stockholders' equity	$100,021,835	$126,644,947

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PHX Minerals Inc.

Reports Fourth Quarter and Fiscal 2020 Results …cont.

Condensed Statements of Cash Flows

	Year ended Sept. 30,
	2020	2019
Operating Activities
Net income (loss)	$(23,952,037)	$(40,744,938)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	11,313,783	18,196,583
Impairment	29,904,528	76,824,337
Provision for deferred income taxes	(4,647,000)	(12,112,000)
Gain from leasing of fee mineral acreage	(685,927)	(1,546,298)
Proceeds from leasing of fee mineral acreage	701,948	1,565,649
Net (gain) loss on sale of assets	(3,973,321)	(18,730,197)
ESOP contribution expense	103,104	372,274
Directors' deferred compensation expense	228,408	272,491
Total (gain) loss on derivative contracts	(907,419)	(6,105,145)
Cash receipts (payments) on settled derivative contracts	4,109,210	196,985
Restricted stock awards	743,897	771,797
Other	(2,611)	19,085
Cash provided (used) by changes in assets and liabilities:
Natural gas, oil and NGL sales receivables	1,434,426	2,723,983
Refundable income taxes	(2,299,785)	(1,472,277)
Other current assets	(89,931)	21,116
Accounts payable	1,308,731	105,217
Other non-current assets	(1,044,680)	7,166
Accrued liabilities	(1,139,029)	639,856
Total adjustments	35,058,332	61,750,622
Net cash provided by operating activities	11,106,295	21,005,684

Investing Activities
Capital expenditures	(403,136)	(3,526,007)
Acquisition of minerals and overrides	(10,288,250)	(5,662,869)
Investments in partnerships	-	(1,648)
Proceeds from sales of assets	4,228,868	19,515,735
Net cash provided (used) by investing activities	(6,462,518)	10,325,211

Financing Activities
Borrowings under debt agreement	6,061,725	16,642,481
Payments of loan principal	(12,736,725)	(32,217,481)
Net proceeds from equity issuance	8,220,726	-
Purchase of treasury stock	(7,635)	(7,454,000)
Payments of dividends	(1,652,164)	(2,673,706)
Net cash used in financing activities	(114,073)	(25,702,706)

Increase (decrease) in cash and cash equivalents	4,529,704	5,628,189
Cash and cash equivalents at beginning of year	6,160,691	532,502
Cash and cash equivalents at end of year	$10,690,395	$6,160,691

Supplemental Disclosure of Cash Flow Information
Interest paid (net of capitalized interest)	$1,306,967	$2,031,762
Income taxes paid (net of refunds received)	$(1,342,275)	$103,279

Supplemental Schedule of Noncash Investing and Financing Activities
Additions and revisions, net, to asset retirement obligations	$4	$27,782

Gross additions to properties and equipment	$10,701,284	$9,248,415
Net (increase) decrease in accounts payable for properties
and equipment additions	(9,898)	(59,539)
Capital expenditures and acquisitions	$10,691,386	$9,188,876

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PHX Minerals Inc.

Reports Fourth Quarter and Fiscal 2020 Results …cont.

Proved Reserves

	Proved Reserves SEC Pricing
	Sept. 30, 2020	Sept. 30, 2019
Proved Developed Reserves:
Mcf of Gas	40,924,083	67,713,193
Barrels of Oil	1,148,989	1,863,096
Barrels of NGL	1,135,864	1,747,242
Mcfe (1)	54,633,201	89,375,221
Proved Undeveloped Reserves:
Mcf of Gas	1,448,690	12,560,713
Barrels of Oil	184,668	516,994
Barrels of NGL	83,993	226,038
Mcfe (1)	3,060,656	17,018,905
Total Proved Reserves:
Mcf of Gas	42,372,773	80,273,906
Barrels of Oil	1,333,657	2,380,090
Barrels of NGL	1,219,857	1,973,280
Mcfe (1)	57,693,857	106,394,126

10% Discounted Estimated Future
Net Cash Flows (before income taxes):
Proved Developed	$33,270,804	$86,814,212
Proved Undeveloped	5,659,479	23,581,427
Total	$38,930,283	$110,395,639
SEC Pricing
Gas/Mcf	$1.62	$2.48
Oil/Barrel	$40.18	$54.40
NGL/Barrel	$9.95	$19.30

Proved Reserves - Projected Future Pricing (2)

10% Discounted Estimated Future	Proved Reserves
Net Cash Flows (before income taxes):	Sept. 30, 2020	Sept. 30, 2019
Proved Developed	$63,648,347	$99,204,697
Proved Undeveloped	7,197,350	27,518,415
Total	$70,845,697	$126,723,112

(1) Crude oil and NGL converted to natural gas on a one barrel of crude oil or NGL equals six Mcf of natural gas basis
(2) Projected futures pricing as of Sept. 30, 2020, and Sept. 30, 2019, basis adjusted to Company wellhead price

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PHX Minerals Inc.

Reports Fourth Quarter and Fiscal 2020 Results …cont.

Hedge Position as of Dec. 1, 2020

Period	Product	Volume Mcf/Bbl	Swap Price	Collar Average Floor Price	Collar Average Ceiling Price
2020	Natural Gas	226,000		$2.30	$3.00
2020	Natural Gas	118,000	$2.70
2021	Natural Gas	2,924,500		$2.33	$3.03
2021	Natural Gas	1,014,500	$2.69
2022	Natural Gas	1,402,500		$2.47	$3.14
2022	Natural Gas	125,500	$2.70

2020	Crude Oil	7,500		$46.47	$53.81
2020	Crude Oil	20,000	$58.02
2021	Crude Oil	51,000		$36.74	$44.79
2021	Crude Oil	96,000	$37.00
2022	Crude Oil	23,500		$36.89	$45.73
2022	Crude Oil	49,000	$41.10

Non-GAAP Reconciliation

This news release includes certain “non-GAAP financial measures” under the rules of the Securities and Exchange Commission, including Regulation G. These non-GAAP measures are calculated using GAAP amounts in our financial statements.

Adjusted EBITDA Reconciliation

Adjusted EBITDA is defined as net income (loss) plus interest expense, provision for impairment, depreciation, depletion and amortization of properties and equipment, including amortization of other assets, provision (benefit) for income taxes and unrealized (gains) losses on derivative contracts. We have included a presentation of adjusted EBITDA because we recognize that certain investors consider adjusted EBITDA a useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance. Adjusted EBITDA has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA for the periods indicated.

	Fourth Quarter Ended	Fourth Quarter Ended	Year Ended	Year Ended
	Sept. 30, 2020	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019
Net Income (Loss)	$(1,834,122)	$(56,153,780)	$(23,952,037)	$(40,744,938)
Plus:
Unrealized (gains) losses on derivatives	2,387,158	217,365	3,201,791	(5,908,160)
Income Tax Expense (Benefit)	(678,060)	(18,237,000)	(8,289,000)	(13,481,000)
Interest Expense	328,359	443,958	1,286,788	1,995,789
DD&A	2,519,996	6,375,878	11,313,783	18,196,583
Impairment	-	76,824,337	29,904,528	76,824,337
Adjusted EBITDA	$2,723,331	$9,470,758	$13,465,853	$36,882,611

Adjusted Pre-Tax Net Income (Loss) Reconciliation

Adjusted pre-tax net income (loss) is defined as net income (loss) plus provision (benefit) for income taxes and unrealized (gains) losses on derivative contracts. We have included a presentation of adjusted pre-tax net income (loss) because we recognize that certain investors consider adjusted pre-tax net income (loss) a useful means of evaluating our financial performance. Adjusted pre-tax net income (loss) has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow

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PHX Minerals Inc.

Reports Fourth Quarter and Fiscal 2020 Results …cont.

from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted pre-tax net income (loss) may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted pre-tax net income (loss) for the periods indicated.

	Fourth Quarter Ended	Fourth Quarter Ended	Year Ended	Year Ended
	Sept. 30, 2020	Sept. 30, 2019	Sept. 30, 2020	Sept. 30, 2019
Net Income (Loss)	$(1,834,122)	$(56,153,780)	$(23,952,037)	$(40,744,938)
Plus:
Impairment	-	76,824,337	29,904,528	76,824,337
Unrealized (gains) losses on derivatives	2,387,158	217,365	3,201,791	(5,908,160)
Income Tax Expense (Benefit)	(678,060)	(18,237,000)	(8,289,000)	(13,481,000)
Adjusted Pre-Tax Net Income (Loss)	$(125,024)	$2,650,922	$865,282	$16,690,239

PHX Minerals Inc. (NYSE: PHX) Oklahoma City-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in our core areas of focus. PHX owns approximately 253,000 net mineral acres principally located in Oklahoma, Texas, North Dakota, New Mexico and Arkansas. Approximately 71% of this mineral count is unleased and undeveloped. Additional information on PHX can be found at www.phxmin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect the Company’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: our future financial and operating results; our ability to execute our business strategies; estimations and the respective values of natural gas, oil and NGL reserves; the level of production on our properties and the future expenses associated therewith; projections and volatility of future realized natural gas and oil prices; planned capital expenditures associated with our mineral, leasehold and non-operated working interests; statements concerning anticipated cash flow and liquidity; and our strategy and other plans and objectives for future operations. Although the Company believes the expectations reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company's website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

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